Exhibit 10.49
EXECUTION COPY
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT (“Amendment”) is made as of March 10, 2010 by and among (a) NxStage Medical, Inc., a company organized and existing under the laws of Delaware, United States of America (“NxStage Medical”), EIR Medical, Inc. (“EIR”), a company organized and existing under the laws of Massachusetts, United States of America, Medisystems Services Corporation (“Medisystems Services”), a company organized and existing under the laws of Nevada, United States of America, Medisystems Corporation (“Medisystems”), a company organized and existing under the laws of Washington, United States of America, each as a borrower hereunder (NxStage Medical, EIR, Medisystems Services, and Medisystems being referred to collectively herein as the “Borrowers” and each as a “Borrower”) and (b) Asahi Kasei Kuraray Medical Co., Ltd., a corporation organized and existing under the law of Japan, as the lender hereunder (“Asahi”).
RECITALS
     A. Asahi, the Borrowers and the Guarantors named therein are parties to a Term Loan and Security Agreement dated as of June 5, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.
     B. The Borrowers have informed Asahi that they intend to enter into certain revolving loan arrangements with Silicon Valley Bank and in connection therewith have requested that the Loan Agreement be amended as set forth herein.
     C. Subject to certain terms and conditions, Asahi is willing to agree to the same, as hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     I. Amendments to Loan Agreement.
     A. The definition of “Financing Documents” contained in Section 1.1(27) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“‘Financing Documents’ means this Agreement, the Note and the Intercreditor Agreement, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.”
     B. Subpart (k) of the definition of “Permitted Liens” contained in Section 1.1(58) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(k) Liens securing Debt permitted pursuant to subpart (k) of the definition of Permitted Indebtedness (i) on assets other than Collateral, and (ii) until the Release Date, on Collateral in favor of Silicon Valley Bank pursuant to the SVB Loan Agreement.”
     C. Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions of “First Amendment Effective Date”, “Intercreditor Agreement”, “Original Collateral”, “Release

Date”, “Release Conditions”, “Restricted License”, “Silicon Valley Bank”, “SVB Loan Agreement” and “Utterberg License” in proper alphabetical order:
“‘First Amendment Effective Date’ means March 10, 2010.”
“‘Intercreditor Agreement’ means that certain Intercreditor Agreement dated as of March ___, 2010 by and between Asahi and Silicon Valley Bank, as the same may be amended, modified and/or supplemented from time to time.”
“‘Original Collateral’ has the meaning given such term in Schedule 7.1 hereto.
“‘Release Date’ means the first date on which the Release Conditions have been satisfied.”
“‘Release Conditions’ means (a) the receipt by Silicon Valley Bank of the payment in full in cash or other immediately available funds of all obligations under the SVB Loan Agreement and the documents executed in connection therewith, the termination of the commitments of Silicon Valley Bank to make loans or provide further financial accommodations to Borrower thereunder, and the release and discharge of all liens in favor of Silicon Valley Bank securing same, and (b) there shall be no other Lien on the Original Collateral, other than Permitted Liens (excluding Permitted Liens described in clause (k)(ii) of the definition thereof).”
“‘Restricted License’ is any material license or other agreement with respect to which any Borrower is the licensee (a) that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of would interfere in any material respect with Asahi’s right to sell any Collateral.”
“‘Silicon Valley Bank’ means Silicon Valley Bank, a California corporation, and its successors and assigns.
“‘SVB Loan Agreement’ means that certain Loan and Security Agreement dated as of March ___, 2010 by and among the Borrowers and Silicon Valley Bank, as the same may be amended, modified and/or supplemented from time to time.”
“‘Utterberg License’ means that certain License Agreement by and between Medisystems and DSU Medical corporation, a Nevada corporation, dated as of June 1, 2007, as may be amended from time to time.”
     D. Section 4.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“4.8	Intellectual Property.

Each of the Borrowers owns and shall own, is and will be licensed to use or otherwise has and will have the right to use, all Intellectual Property that is necessary to its business and operations. Each of the Borrowers shall, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do the following: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; and (b) not allow any Intellectual Property necessary to such Borrower’s business to be abandoned, forfeited or dedicated to the public without

Asahi’s written consent. Upon Asahi’s request, NxStage Medical agrees to provide Asahi a list of all issued patents and published patent applications owned by NxStage Medical or any of its Subsidiaries. If any Borrower (i) obtains any registered Intellectual Property, or any pending application for any of the foregoing, or (ii) applies for any patent or the registration of any trademark, in each case prior to the Release Date, then such Borrower shall, on a quarterly basis, provide written notice thereof to Asahi and shall execute such intellectual property security agreements and other documents and take such other actions as Asahi shall reasonably request in its good faith business judgment to perfect and maintain a perfected security interest in favor of Asahi in such property. Prior to the Release Date, if any Borrower decides to register any copyrights or mask works in the United States Copyright Office, such Borrower shall: (x) provide Asahi with at least fifteen (15) days prior written notice of such Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Asahi may reasonably request to perfect and maintain a perfected security interest in favor of Asahi in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record any such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Prior to the Release Date, upon request, each Borrower shall provide to Asahi copies of all applications that it files for patents or for the registration of trademarks, copyrights or mask works, and will promptly provide Asahi with evidence of the recording of the intellectual property security agreement necessary for Asahi to perfect and maintain a first priority security interest in such property, in each case in accordance with the Intercreditor Agreement. Prior to the Release Date, each Borrower shall also provide written notice to Asahi within ten (10) Business Days of entering or becoming bound by any Restricted License (other than open source or over-the-counter software that is commercially available to the public and other than the Utterberg License). Prior to the Release Date, each Borrower shall make commercially reasonable efforts upon the request of Asahi to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (1) any Restricted License (other than open source or over-the-counter software that is commercially available to the public and other than the Utterberg License) to be deemed “Collateral” and for Asahi to have a security interest in it that would reasonably be expected to otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) subject to the Intercreditor Agreement, Asahi to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License (other than open source or over-the-counter software that is commercially available to the public and other than the Utterberg License) in accordance with Asahi’s rights and remedies under this Agreement and the other Loan Documents. Prior to the Release Date, to the extent that Silicon Valley Bank requests pursuant to the SVB Loan Agreement and obtains any such consents and/or waivers, each Borrower shall cause Asahi to be included as a party or named as a beneficiary of any such consent or waiver and shall cause Asahi to have rights and benefits thereunder that are substantially similar to those given to Silicon Valley Bank.”
     E. The following new Section 4.11 is inserted into the Loan Agreement, immediately following Section 4.10 thereof:

“4.11	Additional Requirements. The Borrowers shall deliver to Asahi the following:

(a)	On or before the 45th day following the First Amendment Effective Date, a fully-executed landlord consent in favor of Asahi with respect to the Borrowers’ location at 439 South Union Street, 5th Floor, Lawrence, Massachusetts and a fully-executed bailee waiver in favor of Asahi with respect to the Borrowers’ warehouse at 1800 Waters Ridge Drive, Suite 100, Lewisville, TX 75057. Further, prior to the Release Date, on or before the 45th day following the First Amendment Effective Date, the Borrowers shall use commercially reasonable efforts to deliver fully-executed landlord consents and bailee waivers in favor of Asahi with respect to each of the Borrowers’ locations in existence on the First Amendment Effective Date with assets greater than $250,000, as indicated on Exhibit A; and

(b)	Prior to the Release Date, on or before the 180th day following the First Amendment Effective Date, unless Silicon Valley Bank otherwise agrees not to require the account closures or the control agreements specified below, (i) the Borrowers shall close all of the deposit accounts owned by Medisystems Corporation at KeyBank National Association, including without limitation, those deposit accounts numbered [**] (all of such accounts, collectively, the “Key Accounts”), or (ii) a control agreement over the Key Accounts in favor of Asahi, such control agreement to be in form and substance substantially similar to any control agreement delivered to Silicon Valley Bank in connection with the Key Accounts. (Asahi hereby acknowledges and agrees that notwithstanding the provisions of Section 5.7 hereof and provided no Default or Event of Default shall have occurred and be continuing, no control agreement shall be required with respect to the Key Accounts during such 180 day transition period specified above). At all times prior to the closure of the Key Accounts, the Borrowers shall immediately transfer funds in the Key Accounts in excess of $250,000 in the aggregate to an account with Silicon Valley Bank or another financial institution which has a control agreement in favor of Asahi.”

F.	Section 5.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“5.7	Deposit Accounts and Securities Accounts. No Borrower will, at any time prior to the Release Date, directly or indirectly, establish any new Deposit Account, Securities Account or commodity account (as such term is defined in the UCC) without five (5) days prior written notice to Asahi. Prior to the Release Date, for each Deposit Account, Securities Account or commodity account that any Borrower at any time maintains, such Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver a control agreement or other appropriate instrument with respect to such account to perfect Asahi’s Lien in such account in accordance with the terms hereunder, which control agreement may not be terminated without the prior written consent of Asahi. The provisions of the previous two sentences shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and/or other employee wage and benefit payments to or for the benefit of any Borrower’s employees and identified to Asahi by such Borrower as such, (ii) controlled disbursement accounts held at Silicon Valley Bank; provided that each such account has a daily balance of zero as of the end of each day, and (iii) any account or accounts at which any Borrower maintains an aggregate amount of up to One Hundred Thousand Dollars ($100,000) for all such accounts at any time. Notwithstanding the foregoing, at all times prior to the Release Date, Asahi agrees that (i) to the extent any Borrower maintains any Deposit Account, Securities Account or commodity account with a financial institution other than Silicon Valley Bank, such Borrower shall only be required to provide and maintain control agreements for the benefit of Asahi if and to the extent that the Borrower is required to provide and maintain such agreements for the benefit of Silicon Valley Bank, and (ii) any control agreement executed and delivered in favor of Asahi shall be in form and substance satisfactory to Asahi in its reasonable discretion. In addition, from and after the Release Date, no Borrower will, directly or indirectly, establish any new Deposit Account or Securities Account without prior written notice to Asahi except for (i) accounts used exclusively for payroll or other employment or tax related payments, (ii) accounts holding cash collateral for letters of credit contemplated by the definition of Permitted Liens, (iii) controlled disbursement accounts held at Silicon Valley Bank; provided that each such account has a daily balance of zero as of the end of each day, and (iv) other accounts holding no more than $1,000,000 in the aggregate, of cash, Investment Property, Securities or other assets. Asahi shall cooperate with the Borrowers (at the sole cost and expense of the Borrowers) to terminate any control agreement to the extent any Borrower is no longer required to maintain such control agreement hereunder.”
     G. Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“7.1	Generally. As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, each Borrower hereby grants and pledges to Asahi, for the benefit of Asahi, a continuing Lien on and security interest in, upon, and to the personal property set forth on Schedule 7.1 attached hereto and made a part hereof.”
     H. Section 7.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(b) (i) Prior to the Release Date: No Collateral (other than (A) Field Equipment maintained with any Borrower’s customers and/or end users of such Field Equipment, and (B) other assets with a value of not more than $250,000 at any location) shall at any time be in the possession or control of any warehouse, consignee, bailee or any of any Borrower’s agents or processors without prior written notice to Asahi. If any Borrower intends to deliver any portion of the Collateral (other than (x) Field Equipment maintained with any Borrower’s customers and/or end users of such Field Equipment, and (y) other assets with a value of not more than $250,000 at any location) to a location, and Asahi and such warehouseman, consignee or bailee are not already parties to a warehouse, consignee or bailee agreement governing both the Collateral and the location to which such Borrower intends to deliver the Collateral, then such Borrower will use commercially reasonable efforts to deliver to Asahi a signed warehouse, consignee or bailee agreement, as applicable, in form and substance satisfactory to Asahi in its reasonable discretion, provided that prior to the Release Date, Borrower shall only be required to provide warehouse receipts, consignment agreements or bailee waivers (as applicable) for the benefit of Asahi to the extent that such warehouse receipts, consignment agreements or bailee waivers (as applicable) are required to be provided to Silicon Valley Bank pursuant to the SVB Loan Agreement.

(ii) On and after the Release Date: No Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of NxStage’s agents or processors without prior written notice to Asahi and the receipt by Asahi, if Asahi has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) reasonably satisfactory to Asahi prior to the commencement of such possession or control. NxStage shall, upon the request of Asahi, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Asahi created pursuant to this Agreement and the Security Documents, instruct such Person to hold all such Collateral for Asahi’s account subject to Asahi’s instructions (or, in the case of any Permitted Lien on such Collateral, subject to the instructions of the holder of such Permitted Lien in accordance with any intercreditor agreement or subordination agreement executed by Asahi and the holder of such Permitted Lien) and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Asahi’s benefit (and, in the case of any Permitted Lien on such Collateral, for the benefit of the holder of such Permitted Lien in accordance with any intercreditor agreement or subordination agreement executed by Asahi and the holder of such Permitted Lien).”
     I. Section 7.2(f) of the Loan Agreement is hereby amended by adding the following at the end thereof:
“Prior to the Release Date, if any Borrower shall acquire a commercial tort claim in excess of $250,000, such Borrower shall promptly notify Asahi in a writing signed by the applicable Borrower of the general details thereof and grant to Asahi in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Asahi. In addition, each Borrower shall at any time and from time to time execute any further instruments and take further action as Asahi may reasonably request to perfect or continue Asahi’s Lien in the Collateral as contemplated by this Agreement.”
     J. The following new Section 7.4 is inserted into the Loan Agreement, immediately following Section 7.3 thereof:
“7.4	Release of SVB Priority Collateral. On the Release Date, Asahi’s security interest in, and Liens on, any Collateral not constituting Original Collateral shall automatically be released and Asahi’s Liens and security interests shall automatically extend solely to the Original Collateral. Promptly upon receipt from Borrowers of release and discharge documentation evidencing the termination of SVB’s liens on the Collateral, as provided herein, in form and substance reasonably satisfactory to Asahi, Asahi and, to the extent applicable, the Borrowers shall enter into such documentation, including without limitation, UCC termination statements, intellectual property filings, releases and discharge documents, which are reasonably necessary to effectuate such release, all at the sole cost and expense of the Borrowers. For the avoidance of debt, Asahi and the Borrowers agree that the first priority perfected Liens on, and security interest of Asahi in, the Original Collateral shall at all times remain in full force and effect, notwithstanding any release by Asahi of the any collateral which is not Original Collateral.”

     K. The following new subparts (i), (j), (k) and (l) are hereby inserted into Section 8.1 of the Loan Agreement immediately following Section 8.1(h) thereof:
“(i)	prior to the Release Date, there is, under the SVB Loan Agreement or under any document executed in connection therewith, any default resulting in the declaration by Silicon Valley Bank that all obligations under the SVB Loan Agreement are immediately due and payable.

(j)	prior to the Release Date, the Intercreditor Agreement shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect except in accordance with its terms or as a result of Asahi’s bad faith or willful misconduct, any Person (other than Asahi) shall be in material breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder except in accordance with its terms, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or the Intercreditor Agreement.

(k)	the Borrowers fail or neglect to perform or observe any obligation set forth in (i) the first sentence of Section 4.11(a), or (ii) prior to the Release Date, in Section 4.11(b).

(l)	prior to the Release Date, (i) the exercise of any remedial action by Silicon Valley Bank with respect to any Deposit Account, Securities Account or commodity account of a Borrower maintained at Silicon Valley Bank, or (ii) the delivery by Silicon Valley Bank to any bank or financial institution of a “Notice of Exclusive Control” or an “entitlement order” (as such term is defined in Article 8 of the UCC) with respect to any Deposit Account, Securities Account or commodities account of a Borrower.”
     L. Schedule 7.1 of the Loan Agreement is hereby amended and restated in its entirety in the form of Schedule 7.1 attached hereto.
II. No Further Amendments. Except as specifically amended hereby, the Loan Agreement and the other Financing Documents shall remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of each Borrower to Asahi evidenced thereby and by the Note is hereby reaffirmed in all respects. On and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference in any of the other Financing Documents or any other documents between any guarantor and Asahi, to the Loan Agreement, “thereunder”, “thereof”, or words of like import referring to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.
III. Confirmation of Security. Each Borrower hereby grants and pledges to Asahi (to the extent not previously granted), and hereby confirms and reaffirms such Borrower’s grant and pledge to Asahi (to the extent previously granted) of, a continuing Lien on and security interest in the Collateral, as set forth on Schedule 7.1 after giving effect to this Amendment, as security for the payment and performance of the Obligations. The Obligations of each Borrower to Asahi including, without limitation, the liabilities and obligations of the Borrower to Asahi under each of (i) the Loan Agreement, as amended hereby, and (ii) the Note shall be secured by, and entitled to all benefits of, the Loan Agreement and any other collateral granted by each Borrower to Asahi.

IV. Certain Representations. As a material inducement to Asahi to enter into this Amendment, each Borrower hereby represents and warrants to Asahi (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:
     A. The execution and delivery of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower.
     B. The representations and warranties contained in Article 3 and Section 7.2 of the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date), and except that attached hereto as Exhibit A is list of all locations of Collateral of the Borrowers as of the date hereof. No Default or Event of Default has occurred and is continuing.
     C. This Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.
V. Conditions. This Amendment shall become effective on the first date on which each Borrower shall have executed and delivered to Asahi (or shall have caused to be executed and delivered to Asahi by the appropriate persons) the following:
     A. This Amendment;
     B. A fully-executed Intercreditor Agreement between Asahi and Silicon Valley Bank, together with the acknowledgement of the Borrowers and the Guarantors thereto;
     C. A fully-executed Intellectual Property Security Agreement, in form and substance satisfactory to Asahi;
     D. Fully-executed control agreements with respect to the each of the following Deposit Accounts, Securities Accounts and commodities accounts:
(i)	Account number [**] owned by NxStage Medical, Inc. held at Silicon Valley Bank;

(ii)	Account number [**] owned by EIR Medical, Inc. held at Silicon Valley Bank;

(iii)	Securities account number [**] owned by NxStage Medical, Inc. held at [**]; and

(iv)	Account number [**] owned by Medisystems Corporation held at Silicon Valley Bank;
     E. UCC-3 Financing Statements for each Borrower which reflect the description of the Collateral as listed on Schedule 7.1 after giving effect to this Amendment;
     F. True and correct copies of any required consents and/or resolutions authorizing the execution and delivery of this Amendment, which consents and/or resolutions shall be in a form reasonably satisfactory to counsel for Asahi; and

     G. Such other supporting documents and certificates as Asahi or its counsel may reasonably request.
VI. Miscellaneous.
     A. The Borrowers agree to reimburse Asahi upon demand for all out-of-pocket costs, charges, liabilities, taxes and expenses of Asahi (including reasonable fees and disbursements of counsel to Asahi) in connection with the preparation, negotiation, interpretation, execution and delivery of this Amendment and any other agreements, instruments and documents executed pursuant or relating hereto, including without limitation, any release and discharge documentation required by Section 7.4 of the Loan Agreement. Costs, liabilities, taxes and expenses paid under this Section VI.A shall not be subject to, or be deemed to count against, the limitation set forth in Section 10.11(c) of the Loan Agreement.
     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart thereof.
[The next pages are the signature pages.]

IN WITNESS WHEREOF, Asahi and each Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:		ASAHI:

NxStage Medical, Inc.		Asahi Kasei Kuraray Medical Co., Ltd.

By:	/s/ Robert S. Brown	By:	/s/ Yasuyuki Yoshida

Name:	Robert S. Brown	Name:	Yasuyuki Yoshida
Title:	Treasurer, Senior Vice President and Chief Financial Officer	Title:	President

EIR Medical, Inc.

By: Name:	/s/ Robert S. Brown Robert S. Brown
Title:	Treasurer

Medisystems Services Corporation

By: Name:	/s/ Robert S. Brown Robert S. Brown
Title:	Trea Yasuyuki Toshida surer

Medisystems Corporation

By: Name:	/s/ Robert S. Brown Robert S. Brown
Title:	Treasurer

CONSENT AND CONFIRMATION OF GUARANTORS
     Each of undersigned hereby consent to the foregoing Amendment to Term Loan and Security Agreement, and confirm that its irrevocable guarantee in favor of Asahi with respect to the Obligations of each Borrower to Asahi as set forth in Article 9 of the aforementioned Term Loan and Security Agreement remains in full force and effect in accordance with its terms.
     Dated as of March 10, 2010.

GUARANTORS:

Medimexico s. de R.L. de C.V.

By: Name:	/s/ Jeffrey H. Burbank Jeffrey H. Burbank
Title:	Chairman

NxStage Verwaltungs GmbH

By: Name:	/s/ Jeffrey H. Burbank Jeffrey H. Burbank
Title:	Managing Director

NxStage GmbH & Co. KG

By: Name:	/s/ Jeffrey H. Burbank Jeffrey H. Burbank
Title:	Managing Director

Medisystems Europe S.p.A,

By: Name:	/s/ Jeffrey H. Burbank Jeffrey H. Burbank
Title:	Sole Director

Schedule 7.1 – Collateral
The Collateral consists of all of the Borrowers’ right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising, and all proceeds and products of the following, whether now owned or hereafter acquired, wherever located:
1. All Intellectual Property, Equipment and Fixtures excluding FF&E.
2. All of the Borrower’s direct and indirect equity interests in its Subsidiaries;
3. All of the Borrower’s rights in real estate owned or leased by the Borrower; and
4. All of the Borrowers’ books relating to the foregoing, and all substitutions for, additions, attachments, accessories, accessions and improvements to, and replacements and cash insurance proceeds of, and all direct cash proceeds from the sale of, any or all of the foregoing.
Notwithstanding the foregoing, the Collateral shall not include any licenses which are now or hereafter held by NxStage Medical as licensee if such licenses are not assignable or capable of being encumbered under the terms of the license or other agreement applicable thereto (unless and solely to the extent that any such restriction on assignment or encumbrance is ineffective under the UCC or other applicable law), without the consent of the licensor thereof or other applicable party thereto and such consent has not been obtained after using commercially reasonable efforts to obtain such consent; provided, however, that upon obtaining the consent of any such licensor or other applicable party to the assignment or encumbrance of such license or other agreement, or upon the termination or expiration of any such prohibition, such license shall automatically be subject to the security interest granted in favor of Asahi hereunder and become part of the Collateral.
Notwithstanding the foregoing, except as expressly set forth in Paragraph 4 hereof, the Collateral shall not consist of any of the products or proceeds of the Collateral set forth in Paragraphs 1 through 3 above. Without limiting the foregoing, the Collateral shall not include any Goods (other than Equipment), Inventory, Accounts (other than Accounts constituting the direct cash proceeds from the sale of any Intellectual Property), Deposit Accounts, Securities Accounts, or cash of the Borrower or any products or proceeds of the foregoing.
All of the foregoing is sometimes referred to in the Agreement as the “Original Collateral”.
In addition, to the extent not included in the granting clause set forth above, from the date hereof until the Release Date, the Collateral consists of all of each Borrower’s right, title and interest in and to all personal property and other assets, whether now owned or hereafter created, acquired or arising, wherever located and all proceeds and products thereof, whether now owned or hereafter acquired, wherever located, including without limitation, the following:
1. All Intellectual Property, all source code, all design rights which may be available to such Borrower, all rights, but not any obligations, to sue for and collect damages for use or infringement of the Intellectual Property rights identified herein, and all amendments, renewals and extensions of any Intellectual Property;
2. All Equipment (as defined in the UCC and including, without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing) and Fixtures;

3. All of such Borrower’s direct and indirect equity interests in its Subsidiaries;
4. All of such Borrower’s rights in real estate owned or leased by the Borrower;
5. All Goods;
6. All Inventory (as defined in the UCC, and including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in progress and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above);
7. All Accounts (including health-care receivables);
8. All Deposit Accounts and Securities Accounts;
9. All contract rights and rights to the payment of money;
10. All leases, licenses and franchise agreements;
11. All General Intangibles (as defined in the UCC and including, without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), including policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind);
12. All commercial tort claims;
13. All documents, instruments (including any promissory notes) and chattel paper (whether tangible or electronic);
14. All cash;
15. All letter of credit rights (whether or not the letter of credit is evidenced by a writing);
16. All securities and all other investment property;
17. All supporting obligations and financial assets; and
18. All of each Borrower’s books and records relating to the foregoing and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to, and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

2

Schedule A
LOCATION OF COLLATERAL

Name and Address of
		Owned/Leased/	Owner (if leased) or Third-	App.
	Complete Address of	Operated by	Party Operator (if operated	Collateral
Borrower	Location	Third Party	by a third party)	Value[1]
NxStage Medical, Inc. and Eir Medical, Inc.	439 South Union St. 5th Floor Lawrence, MA 01843	Leased	Heritage Place LLC c/o Ozzy Property Management 3 Dundee Office Park B05 Andover, MA 01810	>$250,000

NxStage Medical, Inc.	Osburn Hessey Logistics (OHL) 475 Willard Drive Sparks, NV 89434	Operated by Third Party	Osburn Hessey Logistics (OHL) (Same as indicated previously)	>$250,000

NxStage Medical, Inc.	Kuehne & Nagel, Inc. 1800 Waters Ridge Drive, Suite 100 Lewisville, TX 75057	Operated by Third Party	Kuehne & Nagel, Inc. 22 Spencer Street Naugatuck, CT 06770	>$250,000

NxStage Medical, Inc. and Medisystems Corporation	Serjio Lujan & Co., Inc. 14406 Industry Ave. International Trade Center Laredo, TX 78041	Operated by Third Party	Serjio Lujan & Col, Inc. 14406 Industry Ave. International Trade Center Laredo, TX 78041	>$250,000

NxStage Medical, Inc. and Medisystems Corporation	Fresnillo Industrial Park Fresnillo, Zacatecas, Mexico	Operated by Third Party	Entrada Partners 236 Castano San Antonio, TX 78209	>$250,000

NxStage Medical, Inc. and Medisystems Corporation	MediMexico s. de R.L. de CV Valle Imperial No 10523, Parq. IND. Valle Sur CP 22180 Tijuana Baja California Baja California, Mexico	Leased[2]	Santa Maria Industrial Partners L.P. Colonia del Valle #110 Oriente 2o Piso, Colonia del Valle San Pedro Garza Garcia, N.L. Mexico C.P. 66220	>$250,000

[1]	Approximate value of inventory, equipment or other property of Borrowers is measured as of Jan. 2010.

[2]	Leased by Medimexico s. de R.L. de C.V., wholly-owned subsidiary of Medisystems Corporation.

Name and Address of
		Owned/Leased/	Owner (if leased) or Third-	App.
	Complete Address of	Operated by	Party Operator (if operated	Collateral
Borrower	Location	Third Party	by a third party)	Value[1]
Medisystems Corporation and NxStage Medical, Inc.	Kawasumi Labs (Navanakorn factory) Nava Nakorn Industrial Zone, 55/26 Moo-13 Phaholyothin Rd. Pratumtanee, Thailand 12120	Operated by Third Party (buys goods on consignment)	Kawasumi Labs (Same as indicated previously)	>$250,000

Kawasumi Labs (Korat factory) 48 Mu 8, Ratchasima-Chok Chai Road, Tambon Tha Ang, Amphoe Chok, Chai, Changwat Nakhon Ratchasima, Thailand 30190

NxStage Medical, Inc.	WCG-SFO 1801 Old Bayshore Highway Burlingame, CA 94010-2428	Operated by Third Party	National Logistics Group (Business unit of World Courier Ground) 125 Whipple St Providence, RI 02908	Total World Courier Ground: > $250,000

NxStage Medical, Inc.	WCG-ORD 1800 Elm Hurst Ave Elk Grove Village, IL 60007	Operated by Third Party	National Logistics Group (Business unit of World Courier Ground) 125 Whipple St Providence, RI 02908

NxStage Medical, Inc.	WCG-BOS 6 Merchant St Sharon, MA 02067-1637	Operated by Third Party	National Logistics Group (Business unit of World Courier Ground) 125 Whipple St Providence, RI 02908

NxStage Medical, Inc.	WCG-ATL 100 Pinnacle Way Norcross, GA 30071	Operated by Third Party	National Logistics Group (Business unit of World Courier Ground) 125 Whipple St Providence, RI 02908

NxStage Medical, Inc.	Hot Shot Delivery, Inc 747 N. Shepard Houston, TX 77270-1189	Operated by Third Party	National Logistics Group (Business unit of World Courier Ground) 125 Whipple St Providence, RI 02908

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Name and Address of
		Owned/Leased/	Owner (if leased) or Third-	App.
	Complete Address of	Operated by	Party Operator (if operated	Collateral
Borrower	Location	Third Party	by a third party)	Value[1]
NxStage Medical, Inc.	Hi Tech Mold & Tool One Technology Drive West Pittsfield, MA 01201	Operated by Third Party	Hi Tech Mold & Tool One Technology Drive West Pittsfield, MA 01201	<$250,000

NxStage Medical, Inc.	Acro-Matics Plastics 31 Jytek Part Leominster, MA 01453	Operated by Third Party	Acro-Matics Plastics 32 Jungle Road Leominster, MA 01453	<$250,000

Medisystems Services Corporation	101 Convention Center Drive Suite 850 Las Vegas, NV 89109	Leased	Nevada Holding Services, Inc. Bank of America Center 101 Convention Center Drive Suite 850 Las Vegas, NV 89109	<$250,000

NxStage Medical, Inc.	Fideltone Logistics 15600 S. Blackburn Ave. Norwalk, CA 90650	Operated by Third Party	Manna Freight Systems 2440 Enterprise Drive Mendota Heights, MN 55120	< $250,000

NxStage Medical, Inc.	Reiss Manufacturing Inc. 75 Mt Vernon Rd Englishtown, NJ 07726	Operated by Third Party	Reiss Manufacturing Inc PO Box 310 75 Mt Vernon Rd Englishtown, NJ 07726-0310	< $250,000

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